Exhibit 10.1

Inducement Grant Nonqualified Stock Option Agreement

This Option Agreement (the "Agreement") is made this 17th day of August 2009 (the "Grant Date") between Orthofix International N.V., a Netherlands Antilles company (the "Company"), and the person signing this Agreement adjacent to the caption "Optionee" on the signature page hereof (the "Optionee").

WHEREAS, as an inducement for the Optionee to accept employment with the Company, the Company desires to afford the Optionee the opportunity to purchase Common Shares on the terms and conditions set forth herein;

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.   Grant of Option. Subject to the provisions of this Agreement, the Company hereby grants to the Optionee the right and option (the "Option") to purchase 50,000 Common Shares at an exercise price of $26.77 per share (the "Exercise Price"), which Exercise Price is 100% of the Fair Market Value per share on the date the Optionee became an employee of the Company.

2.   Nature of the Option. The Option shall be a Nonqualified Stock Option.

3.   Vesting. Subject to earlier termination in accordance with this Agreement and the terms and conditions herein, the Option shall vest and become exercisable with respect to 33 1/3% of the shares covered thereby on each of the first, second and third anniversaries of the Grant Date; provided, however, that the exercisability of any portion of the Option relating to a fractional share shall be deferred until such time, if any, that such portion can be exercised as a whole Common Share.

4.   Term. The Option shall expire and no longer be exercisable 10 years from the Grant Date, subject to earlier termination in accordance with this Agreement; provided, however: (i) if the termination date falls on a date on which the exercise of the Option would violate any applicable federal, state, local or foreign law, such termination date shall be extended to 30 days after the first date that exercise of the Option would no longer violate any applicable federal, state, local or foreign law, and (ii) if the termination date falls on a date on which the Optionee is prohibited by Company policy in effect on such date from engaging in transactions in the Company's securities, such termination date shall be extended to the first date that the Optionee is permitted to engage in transaction in the Company's securities under such Company policy, so long as such extension does not cause the Option to become subject to Code Section 409A or violate any other applicable law.

5.   Termination of Employment.

(a)     General. A termination of employment shall be deemed to have occurred if the Optionee is no longer employed by, or otherwise providing services to, the Company or any of its Subsidiaries for any reason. The Committee shall have discretion to determine whether an authorized leave of absence (as a result of disability or otherwise) shall constitute a termination of employment for purposes of this Agreement.

Exhibit 10.1

(b)     Termination of Employment Other than for Cause, Death, Permanent Disability or Voluntary Termination. If, prior to vesting, the Optionee's employment is terminated or the Optionee retires in accordance with the Company's retirement policies, then the Option shall be considered vested and be immediately exercisable as of the date of such termination of employment with respect to the aggregate number of Common Shares as to which the Option would have been vested as of December 31 of the year in which such termination of employment occurs. The Optionee shall have the right, subject to the other terms and conditions set forth in this Agreement, to exercise the Option, to the extent it has vested as of the date of such termination of employment, at any time within 180 days after the date of such termination of employment, subject to the earlier expiration of the Option as provided in Section 4 hereof. To the extent the vested portion of the Option is not exercised within such 180 day period, the Option shall be cancelled and revert back to the Company and the Optionee shall have no further right or interest therein. The unvested portion of any Option shall be cancelled and revert back to the Company as of the date of the Optionee's termination of employment and the Optionee shall have no further right or interest therein. In no event shall this Section apply if termination is (i) for Cause, (ii) by reason of death or Permanent Disability or (iii) as a result of a Voluntary Termination.

(c)     Termination of Employment for Cause; Voluntary Termination. If, prior to vesting, (i) the Optionee's employment with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause, or (ii) Optionee terminates employment under circumstances constituting a Voluntary Termination, the unvested portion of the Option shall be cancelled and revert back to the Company as of the date of such termination of employment, and the Optionee shall have no further right or interest therein unless the Committee in its sole discretion shall determine otherwise. The Optionee shall have the right, subject to the other terms and conditions set forth in this Agreement, to exercise the Option, to the extent it has vested as of the date of termination of employment, at any time within three months after the date of such termination, subject to the earlier expiration of the Option as provided in Section 4 hereof.

(d)     Termination of Employment for Death or Permanent Disability.  If the Optionee's employment with the Company and its Subsidiaries terminates by reason of death or Permanent Disability, the Option shall automatically vest and become immediately exercisable in full as of the date of such termination of employment.  The Option shall remain exercisable by the Optionee, a Permitted Transferee (as defined in Section 10 hereof), a transferee under a domestic relations order, or the Optionee's estate, personal representative or beneficiary, as applicable, at any time within 12 months after the date of such termination of employment, subject to the earlier expiration of the Option as provided in Section 4 hereof. To the extent the Option is not exercised within such 12 month period, the Option shall be cancelled and revert back to the Company and the Optionee, Permitted Transferee, transferee under a domestic relations order, or the Optionee's estate, personal representative or beneficiary, as applicable, shall have no further right or interest therein.

(e)     Effect of Employment Agreements Generally.  Terms of an Employment Agreement expressly defining whether and in what manner (including upon termination of employment) the unvested portion of an Option shall vest, be exerciseable or be cancelled shall control over the terms of this Agreement.

(f)     Discretion of Committee. In connection with the Optionee's termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of any outstanding Options, which provisions may be determined at a subsequent time. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an award, which effect may be determined at a subsequent time.

Exhibit 10.1

6.   Change in Control. Upon the occurrence of a Change in Control, the Option shall automatically vest and become immediately exercisable in full and shall remain exercisable in accordance with the terms of Section 5 hereof, subject to the earlier expiration of the Option as provided in Section 4 hereof.

7.   Method of Exercising Option.

(a)     Notice of Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised by written or electronic notice to the Company, from the Optionee, a Permitted Transferee, a transferee pursuant to a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative, or beneficiary, as applicable, and stating the number of Common Shares in respect of which the Option is being exercised. Such notice shall be accompanied by payment of the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. The date of exercise of the Option shall be the later of (i) the date on which the Company receives the notice of exercise or (ii) the date on which the conditions set forth in Sections 7(b) and 7(e) are satisfied. Notwithstanding any other provision of this Agreement, the Optionee may not exercise the Option and no Common Shares will be issued by the Company with respect to any attempted exercise when such exercise is prohibited by law or any Company policy then in effect. The Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if less than 100). In no event shall the Option be exercisable for a fractional share.

(b)     Payment. Prior to the issuance of the Common Shares pursuant to Section 7(e) hereof in respect of which all or a portion of the Option shall have been exercised, the Optionee shall have paid to the Company the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as "cash") payable to the order of the Company in U.S. dollars. Payment may also be made in mature Common Shares owned by the Optionee, or in any combination of cash or such mature shares as the Committee in its sole discretion may approve. The Company may also permit the Optionee to pay for such Common Shares by directing the Company to withhold Common Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. In the discretion of the Committee, and in accordance with rules and procedures established by the Committee, the Optionee may be permitted to make a "cashless" exercise of all or a portion of the Option.

(c)     Shareholder Rights. The Optionee shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of the Option until the Optionee shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any Common Shares for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

(d)     Limitation on Exercise; Investment Intent. The Option shall not be exercisable unless the offer and sale of Common Shares pursuant thereto has been registered under the Securities Act of 1933, as amended (the "1933 Act"), and qualified under applicable state "blue sky" laws or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state "blue sky" laws is available. The Committee may require the Optionee to represent to and agree with the Company in writing that he is acquiring the Common Shares subject to the Options for investment purposes and not with a view to the distribution thereof. All certificates for Common Shares delivered under this Agreement shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Exhibit 10.1

(e)     Issuance of Common Shares. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option, the Company shall, in the discretion of the Committee, either: (i) deliver or cause to be delivered to the Optionee (or a Permitted Transferee, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative or beneficiary, as applicable) one or more share certificates for the appropriate number of Common Shares issued in connection with such exercise (less any Common Shares withheld under Section 9 below), or (ii) cause its third-party recordkeeper to credit an account established and maintained in the name of the Optionee (or a Permitted Transferee, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative or beneficiary, as applicable) with the number of Common Shares issued in connection with such exercise (less any Common Shares withheld under Section 9 below); provided, however, that an actual share certificate shall be delivered if requested by the Optionee (or a Permitted Transferee, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative or beneficiary, as applicable). Such Common Shares shall be fully paid and nonassessable and shall be issued in the name of the Optionee (or a Permitted Transferee, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative or beneficiary, as applicable). Shares issued upon exercise of the Options may be either authorized and unissued shares or shares held by the Company in its treasury.

8.     Recapitalization or Reorganization.

(a)     Authority of the Company and Shareholders. The existence of this Agreement and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)     Change in Capitalization. Notwithstanding any provision of this Agreement, the number and kind of Common Shares authorized for issuance under this Agreement, shall be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Common Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under this Agreement. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Options and the number of Common Shares subject to any outstanding Options and the Exercise Price shall be equitably adjusted (including by payment of cash to the Optionee) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to the Optionee. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Options shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Options are subject.

Exhibit 10.1

9.     Tax Withholding. The Company shall have the right, prior to the issuance of any Common Shares upon full or partial exercise of the Option (whether by the Optionee or any Permitted Transferees, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative, or beneficiary, as applicable), to require the Optionee to remit to the Company any amount sufficient to satisfy the minimum required federal, state or local tax withholding requirements, as well as all applicable withholding tax requirements of any other country or jurisdiction. The Company may permit the Optionee to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold Common Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to, or in connection with, the Option, the minimum federal, state or local taxes required to be withheld with respect to such payments.

10.     Transfers. Unless the Committee determines otherwise after the Grant Date, the Option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, the Option may be transferred to the Optionee's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, the "Permitted Transferees"). Any Option transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Optionee. The Committee may in its discretion permit transfers of Options other than those contemplated by this Section 10.

11.     Option Exercisable Only by the Optionee. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by a Permitted Transferee to whom such Option has been transferred in accordance with Section 10.  The grant of the Option shall impose no obligation on the Optionee to exercise or settle the Option.

12.      Prohibition on Repricing.  The Committee and/or the Board may neither (a) amend the Option to reduce the Exercise Price, nor (b) cancel or replace the Option with Options having a lower exercise or grant price, without the approval of the shareholders of the Company.

13.     Miscellaneous Provisions.

(a)     Notices. Any notice required by the terms of this Agreement shall be delivered or made electronically, over the Internet or otherwise (with request for assurance of receipt in a manner typical with respect to communications of that type), or given in writing.  Any notice given in writing shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, and shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she has most recently provided to the Company.   Any notice given electronically shall be deemed effective on the date of transmission.

Exhibit 10.1

(b)     Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c)     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e)     Amendments. Notwithstanding anything herein to the contrary, the Board and the Committee shall have the power to amend or modify this Agreement; provided, however, that no amendment or modification of this Agreement shall materially and adversely alter or impair the rights of the Optionee without the consent of the Optionee, except as otherwise provided in Section 13(i), and any such amendment or modification of the terms of this Agreement by the Board or the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give notice to the Optionee of any such amendment or modification as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Optionee and the Board or the Committee by mutual written consent to alter or amend the terms of this Agreement.

(f)      Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto and may only be amended by written agreement of the parties hereto.

(g)     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law provisions thereof.

(h)     No Employment or Other Rights. This Agreement grant does not confer upon the Optionee any right to be continued in the employment of, or otherwise provide services to, the Company or any Subsidiary or other affiliate thereof, or interfere with or limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate such Optionee's employment at any time.  For purposes of this Agreement only, the term "employment" shall include circumstances under which Optionee provides consulting or other services to the Company or any of its Subsidiaries as an independent contractor, but such Optionee is not, nor shall be considered, an employee; provided, however, nothing in this Section 13(h) or this Agreement shall create an employment relationship between such person and the Company or its applicable Subsidiary, as the usages described in this Section are for convenience only.

(i)     Compliance with Code Section 409A. It is the intent of the parties that this Agreement incorporates the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1). To the extent applicable, this Agreement shall be interpreted and construed in compliance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Committee or the Board determines that the Option may be subject to Code Section 409A, the Committee or the Board may, without the consent of the Optionee, adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee or the Board determines are necessary or appropriate to (i) exempt the Option from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.

Exhibit 10.1

(j)     Administration. The Committee shall administer this Agreement and the related Options, and shall have full power and authority, subject to the express provisions hereof, to: (i) determine the terms and conditions of this Agreement, including, without limitation, those related to term, vesting, forfeiture, payment, settlement, exercisability and the effect, if any, of a Participant's termination of employment with the Company or any of its Subsidiaries or a change in control of the Company, including the authority to amend the terms and conditions of this Agreement after the granting hereof to the Optionee in a manner that is not, without the consent of the Optionee, prejudicial to his rights in such Agreement, and is otherwise consistent with Section 13(e) (ii) construe and interpret this Agreement, (iii) proscribe, amend and rescind rules and procedures relating to this Agreement, (iv) employ such legal counsel, independent auditors and consultants as it deems desirable for such administration and to rely upon any opinion or computation received therefrom, (v) vary the terms of this Agreement to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, (vi) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of this Agreement.  All determinations by the Committee in carrying out and administering this Agreement and in construing and interpreting this Agreement shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(k)     Liability; Board Action. No member of the Board or Committee, the CEO, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of this Agreement and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with this Agreement, except where such liability results directly from such person's fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to this Agreement, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.  Anything in this Agreement to the contrary notwithstanding, any authority or responsibility that, under the terms of this Agreement may be exercised by the Committee, may alternatively be exercised by the Board.

(l)     Section 16(b) of the Exchange Act. This Agreement is intended to comply in all respects with Section 16(b) of the Exchange Act. Notwithstanding anything contained in this Agreement to the contrary, if the consummation of any transaction under this Agreement, or the taking of any action by the Committee in connection with a change in control of the Company, would result in the possible imposition of liability on the Optionee pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

14.    Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below.

Exhibit 10.1

"Board" means the Board of Directors of the Company.

"Cause" shall mean termination of the Optionee's employment because of the Optionee's (i) involvement in fraud, misappropriation or embezzlement related to the business or property of the Company, (ii) conviction for, or guilty plea to, a felony or crime of similar gravity in the jurisdiction in which such conviction or guilty plea occurs, (iii) unauthorized disclosure of any trade secrets or other confidential information relating to the Company's business and affairs (except to the extent such disclosure is required under applicable law), or (iv) such other circumstances constituting a termination for cause under the Employment Agreement.

"CEO" means the Chief Executive Officer of the Company.

"Change in Control" shall mean:

(i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of the Company's common stock (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities");  excluding,  however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition of Change of Control; or

(ii)    a change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided,  however, for purposes of this paragraph, that any individual who becomes a member of the Board subsequent to the date hereof, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but  provided further that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

Exhibit 10.1

(iii)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction");  excluding, however, such a Corporate Transaction pursuant to which all of the following conditions are met: (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction;

(iv)    the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(v)     any similar or other definition contained in the Employment Agreement (even if broader than as defined above).

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer equity compensation plan-related matters.

"Common Shares" means the common shares of the Company, par value $0.10 per share.

"Employment Agreement" shall mean a written employment, change in control or change of control, or other similar agreement entered into between the Optionee and the Company or any Subsidiary.

"Fair Market Value" means, as of any date that requires the determination of the Fair Market Value of a Common Share under this Agreement, the value of a Common Share on such date of determination, calculated as follows:

(a) If the Common Shares are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the Common Shares are then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Shares on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported;

Exhibit 10.1

(b) If the Common Shares are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Shares in the over-the-counter market on such date; or

(c) If neither (a) nor (b) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

"Nonqualified Stock Option" means an option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

"Permanent Disability" shall mean termination of the Optionee's employment as a result of a physical or mental incapacity which substantially prevents the Optionee from performing his or her duties as an employee and that has continued for at least 180 days and can reasonably be expected to continue indefinitely. Any dispute as to whether or not the Optionee is disabled within the meaning of the preceding sentence shall be resolved by a physician selected by the Committee.

"Permitted Transferees" has the meaning set forth in Section 10.

"Subsidiary" means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary.

"Voluntary Termination" shall occur when the Optionee voluntarily ceases employment with, or the provision of services to, the Company and its Subsidiaries for any reason or no reason (e.g., the Optionee elects to cease being an employee or provide consulting services or the Optionee resigns or quits).  For the avoidance of doubt, a Voluntary Termination shall not occur as a result of termination of employment as a result of death, Permanent Disability (as provided hereunder), or termination for "good reason" or similar words (as permitted hereunder and pursuant to an Employment Agreement) or as the result of the Optionee's retirement in accordance with the Company's retirement policies.

Exhibit 10.1

EXECUTED as of the date first written above.

COMPANY:	ORTHOFIX INTERNATIONAL N.V.

	By:	/s/ Alan W. Milinazzo
Name: Alan W. Milinazzo
Title: Chief Executive Officer

OPTIONEE:
	By:	/s/ Kevin L. Unger
Name: Kevin L. Unger
Title: President, Orthofix Spinal Implants